SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): February 5, 2001



                            AmeriVest Properties Inc.
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             (Exact name of registrant as specified in its charter)



          Maryland                     1-14462                   84-1240264
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(State or other jurisdiction       (Commission File            (IRS Employer
    of incorporation)                  Number)               Identification No.)



              1800 Glenarm Place, Suite 500, Denver, Colorado 80202
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               (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code (303) 297-1800
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Item 9.  Regulation FD Disclosure.
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     The following information may be presented during meetings with investors or others to be held at any time after the date of this report:

          One of our initiatives for 2001 is an even more focused communications effort with our shareholders and the general investment community. In that spirit, enclosed for your review is a chart we've prepared showing AMV's total return to stockholders over the past four years compared to that of the S & P 500 and the real estate industry. This data is as reported by Morningstar, Inc. As you will see, AmeriVest's stock has outperformed the industry's return by a wide margin and has also exceeded the S & P's return over the four-year period. We are pleased with this performance and hope that it compares favorably to the rest of your portfolio.

          AMV underwent many significant changes during 2000. Our stock listing moved from the NASDAQ small cap market to the American Stock Exchange, which notably improved the stability of our stock price. We raised a significant amount of additional equity capital by means of a new share offering in the summer of 2000. We began a systematic effort in the area of investor relations which, as noted above, we intend to continue and expand in 2001. We sold all the company's non-office building assets and reinvested the proceeds in two attractive multi-tenant office properties in Denver. Our intense focus on, and proven expertise in, the segment of the office market serving small and medium-sized tenants distinguishes us from our competitors and, we believe, represents an excellent opportunity for superior performance going forward. Most importantly to you and to us, the cumulative impact of these various actions has resulted in a rising share price; AMV shares have increased from $ 4.375/share at 12/31/99 to well above $5.00/share today. We believe that the current price is still well below the fair value for our stock.

          Our investor relations effort is taking us on the road to meet with our major shareholders and potential new shareholders during the next several months. We plan to visit Phoenix, Atlanta, New York City, San Francisco, Southern California and Chicago, and hope that you will have the opportunity to attend one of our presentations in those locations. We would be delighted to see you in person. Please call Connie Werth in our office for more details regarding these meetings. We also strongly encourage you to telephone either of us at any time with any questions regarding your company and its prospects.

                            AmeriVest Properties Inc.
                          Total Return* to Shareholders

                            AmeriVest%           Industry %           S & P 500%
1 Year                         18.1                12.2                   -9.1
2 Year Avg.                    21.6                 4.2                    6.0
3 Year Avg.                    14.4                -2.2                   13.5
4 Year Avg.                    21.7                 4.8                   18.5

Source:  Morningstar, Inc. (Morningstar.com) as of 12/31/00

*Total return based on stock price appreciation and reinvestment of all dividends.

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     In accordance with General instruction B.2. of Form 8-K, the information in this report shall not be deemed "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing. This report does not constitute a determination of whether any information included in this report is material.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                AMERIVEST PROPERTIES INC.



Date:  February 5, 2001         By: /s/ Charles K. Knight
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                                        Charles K. Knight, President